UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 13, 2010
RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On April 13, 2010, RPM International Inc. (the “Company”) announced that P. Kelly Tompkins, executive vice president and chief financial officer of the Company, will be resigning as an officer of the Company to pursue other opportunities, effective as of April 30, 2010. The Company also announced that Robert L. Matejka will assume the role of chief financial officer of the Company, effective as of April 30, 2010. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
     Robert L. Matejka, 67, previously served as the Company’s chief financial officer from October 2001 to August 2007, and was the Company’s vice president and controller from August 2000 until his retirement in January 2008. Since his retirement, Mr. Matejka has served as a consultant from time to time to the Company. There are no family relationships between Mr. Matejka and any director or executive officer of the Company.
     The information called for by Item 5.02(c)(3) of Form 8-K with regard to Mr. Matejka's compensation arrangements has not yet been determined at the time of the filing of this Current Report on Form 8-K. The Company will file an amendment to this Current Report on Form 8-K within four business days after the information called for by Item 5.02(c)(3) is determined.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company, dated April 13, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc. (Registrant)
Date April 14, 2010	/s/ Edward W. Moore
Edward W. Moore
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release of the Company, dated April 13, 2010.